                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (Amendment No.____)

Check the appropriate box:
[_]  Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                           Allmerica Investment Trust
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)  Title of each class of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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

                           ALLMERICA INVESTMENT TRUST:
                               SELECT GROWTH FUND
                               440 LINCOLN STREET
                               WORCESTER, MA 01653

                              INFORMATION STATEMENT

On February 11, 2003, the Board of Trustees of Allmerica Investment Trust (the "Trust") approved (1) a Sub-Adviser Agreement (the "New Sub-Adviser Agreement") for the Select Growth Fund (the "Fund") of the Trust between Allmerica Financial Investment Management Services, Inc. ("AFIMS"), the Trust's investment manager, and Jennison Associates LLC ("Jennison"), which became effective on April 17, 2003, and (2) new principal investment strategies for the Fund. To pursue its investment objective, the Fund has taken a multi-manager approach whereby two Sub-Advisers, Putnam Investment Management, LLC ("Putnam") and Jennison, will manage their own portions of the Fund's assets. The New Sub-Adviser Agreement is the same in all substantive respects to the existing Sub-Adviser Agreement (the "Existing Sub-Adviser Agreement"), dated April 16, 1998, in effect between AFIMS and Putnam, except that the sub-advisory fees which AFIMS will pay Jennison differ from the sub-advisory fee structure in the Existing Sub-Adviser Agreement and the effective date and termination dates of the agreements are different. There will be no change in advisory fees paid by the Fund to AFIMS. AFIMS will pay Putnam's and Jennison's sub-adviser fees.

AFIMS manages the business affairs of the Fund pursuant to a Management Agreement (the "Management Agreement") dated April 16, 1998 between the Trust and AFIMS. The Management Agreement provides that, subject to the requirements of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder, AFIMS at its expense may select and contract with a Sub-Adviser or Sub-Advisers to manage the investments of one or more of the Funds in the Trust. AFIMS has selected Putnam and Jennison to manage the investments of the Fund and such selection was approved by the Board of Trustees of the Trust most recently at its May 15, 2003 meeting with respect to Putnam and at its February 11, 2003 meeting with respect to Jennison. Putnam and Jennison initially each will manage approximately one-half of the portfolio. Thereafter, AFIMS will allocate the Fund's assets between the two Sub-Advisers on a basis determined to be in the best interests of shareholders.

Under an order received from the Securities and Exchange Commission, the Trust and AFIMS are permitted to enter into and amend sub-advisory agreements without receiving shareholder approval. The Trustees of the Trust must approve such sub-advisory agreements, and the Fund must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser or the retention of a sub-adviser whose ownership has changed significantly. This Information Statement is being supplied to shareholders to fulfill such information requirement and is being mailed on or about May 27, 2003.

    NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

Background. Prior to the appointment of Jennison as a Sub-Adviser of the Fund, Putnam alone served as Sub-Adviser of the Fund. The plan to add Jennison as a Sub-Adviser of the Select Growth Fund was contingent on a proposal to merge the Select Aggressive Growth Fund of the Trust with and into the Select Growth Fund (the "Merger"). As required by federal securities law, the Merger was approved by shareholders of the Select Aggressive Growth Fund at a special meeting on March 27, 2003. The Merger became effective as of April 17, 2003. The New Sub-Adviser Agreement became effective at that time. Prior to the Merger, Jennison and Massachusetts Financial Services Company served as Sub-Advisers of the Select Aggressive Growth Fund. The proposal to include Jennison as a Sub-Adviser of the Select Growth Fund was recommended to the Trustees by AFIMS and CRA RogersCasey, Inc. ("RogersCasey"), a consultant retained by AFIMS to assist AFIMS in continuously monitoring the performance of each Sub-Adviser of the Trust. The Trustees determined that adding Jennison as a Sub-Adviser of the Select Growth Fund to serve along with Putnam would be in the best interest of the Fund and its shareholders based on Jennison's qualities as an investment management firm and the Trustees' desire to balance and complement Putnam's investment style.

In the course of the selection process, AFIMS and RogersCasey reviewed performance and background criteria relating to several investment advisory firms. They considered, among other things, the nature and quality of the services to be provided by each sub-adviser candidate, comparative data as to each sub-adviser's investment performance, the experience and financial condition of the sub-adviser and its affiliates, the level of sub-advisory fees to be paid compared to industry averages, the sub-adviser's commitment to mutual fund advisory activities and the quality of the sub-adviser's proposal generally. Upon completion of the review process, which included discussion of the matter at meetings on January 7, 2003 and February 11, 2003, the Trustees voted unanimously, with the "non-interested" Trustees voting separately after conferring with their independent counsel, to appoint Jennison as a new Sub-Adviser to the Fund effective April 17, 2003, and to approve the New Sub-Adviser Agreement, subject to shareholder approval of the Merger. In evaluating the proposal, the Trustees considered generally the same factors considered by AFIMS and RogersCasey. The decision by the Trustees to appoint Jennison as an additional Sub-Adviser was based primarily on their desire to balance and complement Putnam's investment style and a determination by the Trustees that the Fund's assets could be managed more efficiently by two Sub-Advisers. At the February 11, 2003 meeting, the Trustees were provided with financial and other information about Jennison. At the meeting they were also provided with performance information relating to Jennison and information about its investment style and current personnel. The Trustees considered the terms of the New Sub-Adviser Agreement and the fact that it was substantially the same as the Existing Sub-Adviser Agreement with Putnam. The Trustees considered the fact that there would be no change in the advisory fees paid by the Fund to AFIMS. The Trustees concluded that entering into the New Sub-Adviser Agreement was in the best interests of the Fund and its shareholders.

                  INFORMATION REGARDING JENNISON ASSOCIATES LLC

Jennison, a wholly-owned subsidiary of Prudential Financial, Inc., was founded in 1969 and is located at 466 Lexington Avenue, New York, NY 10017. As of December 31, 2002, Jennison had approximately $48 billion in assets under management. Kathleen McCarragher and Michael Del Balso have responsibility for the day-to-day management of Jennison's portion of the Fund's investments. Ms. McCarragher, a Director and Executive Vice President, joined Jennison in 1998. Prior to joining Jennison she was Managing Director and Director of Large Cap Growth Equities at Weiss, Peck & Greer L.L.C., which she joined in 1992 after 10 years with State Street Research & Management Company. Mr. Del Balso, a Director and Executive Vice President, joined Jennison in 1972 after four years with White, Weld & Company, where he was a Vice President.

All information about Jennison in this Information Statement has been provided by Jennison.

Parent Companies of Jennison Associates LLC

The table below lists the names, addresses and ownership percentages of all parent companies of Jennison.

     Name                                                    Address
     ----                                                    -------
     Prudential Financial, Inc.

     Jennison is an indirect, wholly-owned subsidiary of     751 Broad Street
     Prudential Financial, Inc.                              Newark, NJ 07102

     100% owner of Prudential Asset Management Holding
     Company

     Prudential Asset Management Holding Company

     Jennison is an indirect, wholly-owned subsidiary of     751 Broad Street
     Prudential Asset Management Holding Company             Newark, NJ 07102

     100% owner of Prudential Investment Management, Inc.

     Prudential Investment Management, Inc.

     Jennison is a direct, wholly-owned subsidiary of        Gateway Center Two
     Prudential Investment Management, Inc.                  McCarter Highway & Market
                                                             Newark, NJ 07102
     100% owner of Jennison Associates LLC

Principal Executive Officers and Directors of Jennison Associates LLC

The table below lists the individuals who serve as principal executive officers and directors of Jennison. The address for Jennison's personnel is 466 Lexington Avenue, New York, NY 10017. None serves as an officer or Trustee of the Trust.

        Name                               Principal Occupation
        ----                               --------------------

        Michael Anthony Del Balso          Executive Vice President and Director

        Dennis Miles Kass                  Chief Executive Officer, Chairman and
                                           Director

                                           Chief Operating Officer, Chief
        Karen Elizabeth Kohler             Compliance Officer, Executive Vice
                                           President and Director

        Kathleen Ann McCarragher           Executive Vice President and Director

        Spiros Segalas                     President and Director

        John Robert Strangfeld             Director

        Kevin Charles Uebelein             Director

        Bernard Bruce Winogard             Director

        Mary-Jane Flaherty                 Director

        Philip Nicholas Russo              Director

        Victor Ying-Wing Sim               Director

No arrangements or understandings made in connection with the New Sub-Adviser Agreement exist between AFIMS and Jennison with respect to the composition of the Board of Directors of Jennison or the Board of Trustees of the Trust or with respect to the selection or appointment of any person to any office with any of them.

Other Funds Managed by Jennison Associates LLC

Jennison serves as sub-adviser to other investment company funds similar to the Select Growth Fund. Information about these funds appears in the following table. Except as otherwise indicated below, Jennison has not waived, reduced or otherwise agreed to reduce its compensation from these funds under the applicable contracts.

          Fund                  Portfolio               Objective              Approximate Assets                  Fees
          ----                  ---------               ---------              ------------------                  ----
                                                                               as of May 1, 2003
                                                                               -----------------
AEGON/Transamerica Series  Jennison Growth          Long-term growth of        $      190,025,817    0.50% on first $300 million
Fund, Inc.                                          capital                                          and 0.45% on balance.
                                                                                                     Calculated daily; paid monthly.

EQ Advisors Trust          EQ/Balanced Portfolio*   Appreciation of capital    $      258,559,354    0.35% on all JALLC manages.
                                                    and current income                               Calculated daily; paid monthly.

Harbor Fund                Harbor Capital           Long-term growth of        $    5,152,468,891    0.75% on first $10 million of
                           Appreciation Fund        capital                                          average actual net assets;
                                                                                                     0.50% on next $30 million;
                                                                                                     0.35% on next $25 million;
                                                                                                     0.25% on next $335 million;
                                                                                                     0.22% on next $600 million;
                                                                                                     0.20% on next $4 billion and
                                                                                                     0.25% on balance.
                                                                                                     Calculated daily; paid
                                                                                                     quarterly.
                                                                                                     For purposes of determining
                                                                                                     the applicable fee rate, the
                                                                                                     payments of Harbor Capital
                                                                                                     Advisors, Inc. to Jennison will
                                                                                                     be combined with the assets and
                                                                                                     payments of the accounts of the
                                                                                                     Harbor Capital Group Trust for
                                                                                                     Defined Benefit Plans that
                                                                                                     Jennison manages.

Manufacturers Investment   Capital Appreciation     Long-term growth of        $      129,379,160    0.40% on first $300 million of
Trust                      Trust                    capital                                          net assets and 0.35% on
                                                                                                     balance.
                                                                                                     Calculated daily; paid monthly.

Masters' Select Funds      The Masters' Select      Long-term growth of        $       89,505,033    0.75% on first $10 million
                           Equity Fund*             capital                                          JALLC manages;
                                                                                                     0.50% on next $30 million;
                                                                                                     0.35% on next $25 million;
                                                                                                     0.25% on next $335 million;
                                                                                                     0.22% on next $600 million and
                                                                                                     0.20% on balance.
                                                                                                     Calculated daily; paid monthly.

Metropolitan Series Fund,  Jennison Growth          Long-term growth of        $      370,208,162    0.45% on first $100 million;
Inc.                       Portfolio                capital                                          0.40% on next $400 million;
                                                                                                     0.35% on next $500 million and
                                                                                                     0.30% on balance.
                                                                                                     Paid monthly.

Oppenheimer Select Managers   Jennison Growth Fund   Long-term growth of    $    10,744,683    0.45% on first $300 million and
                                                     capital                                   0.40% on balance.
                                                                                               Calculated daily; paid monthly.

Strategic Partners Asset      Strategic Partners     Current income and     $    22,562,605    0.30% on first $300 million JALLC
Allocation Funds              Conservative Growth    a reasonable level                        manages and 0.25% on balance.
                              Fund*                  of capital                                Calculated daily; paid monthly.
                                                     appreciation

Strategic Partners Asset      Strategic Partners     Long-term capital      $    35,560,727    0.30% on first $300 million JALLC
Allocation Funds              High Growth Fund*      appreciation                              manages and 0.25% on balance.
                                                                                               Calculated daily; paid monthly.

Strategic Partners Asset      Strategic Partners     Capital appreciation   $    48,108,349    0.30% on first $300 million JALLC
Allocation Funds              Moderate Growth        and a reasonable                          manages and 0.25% on balance.
                              Fund*                  level of current                          Calculated daily; paid monthly.
                                                     income

The Hirtle Callaghan Trust    The Growth Equity      Capital appreciation   $   279,069,273    0.30% on all JALLC manages.
                              Portfolio*             with income as                            Paid monthly.
                                                     secondary
                                                     consideration

The Preferred Group of        Preferred Large Cap    Long-term capital      $   348,651,830    0.75% on first $10 million of
Mutual Funds                  Growth Fund            appreciation                              Average Quarterly Net Assets of
                                                                                               Combined Assets;
                                                                                               0.50% on next $30 million;
                                                                                               0.35% on next $25 million;
                                                                                               0.25% on next $335 million;
                                                                                               0.22% on next $600 million and
                                                                                               0.20% on balance.
                                                                                               Paid quarterly.
                                                                                               The fee paid to Jennison is based
                                                                                               on the Preferred Large Cap Growth
                                                                                               Fund assets managed by Jennison
                                                                                               together with any other assets
                                                                                               managed by Jennison, at the time
                                                                                               the Sub-Adviser Agreement was
                                                                                               entered into or as agreed by
                                                                                               Caterpillar Investment Management
                                                                                               Ltd. and Jennison, relating to
                                                                                               Caterpillar Inc. or any of its
                                                                                               affiliates. (The Preferred Large
                                                                                               Cap Growth Fund assets together
                                                                                               with such other assets are
                                                                                               collectively referred to as the
                                                                                               "Combined Assets.")

The Prudential Investment     Prudential Jennison    Long-term growth of    $ 2,911,741,384    0.30% on first $300 million and
Portfolios, Inc.              Growth Fund            capital                                   0.25% on balance.
                                                                                               Calculated daily; paid monthly.

The Prudential Series         Diversified            Current income and     $    23,772,252    0.30% on first $300 million and
Fund, Inc.                    Conservative Growth    a reasonable level                        0.25% on balance.
                              Portfolio*             of capital                                Paid quarterly.
                                                     appreciation

The Prudential Series         Jennison Portfolio     Long-term growth of    $ 1,478,564,406    0.75% on first $10 million JALLC
Fund, Inc.                                           capital                                   manages;
                                                                                               0.50% on next $30 million;
                                                                                               0.35% on next $25 million;
                                                                                               0.25% on next $335 million;
                                                                                               0.22% on next $600 million and
                                                                                               0.20% on balance.
                                                                                               Paid quarterly.

* indicates that the mutual fund is a multi-manager fund.

Jennison does not act as adviser to any of the mutual funds it manages. All relationships are sub-adviser relationships.

Description of the Existing Sub-Adviser Agreement and the New Sub-Adviser Agreement

The Fund began operations on August 21, 1992. The Existing Sub-Adviser Agreement was last submitted and approved by the Shareholders of the Fund at a Special Meeting on September 18, 1996 for the purpose of approving a new Sub-Adviser Agreement with Putnam. The Existing Sub-Adviser Agreement was last approved by the Trustees, including the Trustees who are "non-interested," at a meeting of the Board of Trustees on May 15, 2003. Except for different effective and termination dates and the sub-advisory fee schedule, the terms of the New Sub-Adviser Agreement are similar in all material respects to the terms of the Existing Sub-Adviser Agreement.

For its services provided under the Existing Sub-Adviser Agreement, Putnam is paid by AFIMS a fee computed daily and paid quarterly at an annual rate based on the average daily net assets of the Fund as set forth below:

                           Sub-advisory Fees to Putnam
                           ---------------------------

                   Assets                                Rate
                   ------                                ----

                   First $50 Million ...............     0.50%
                   Next $100 Million ...............     0.45%
                   Next $100 Million ...............     0.35%
                   Next $100 Million ...............     0.30%
                   Over $350 Million ...............     0.25%

During the fiscal year ended December 31, 2002, AFIMS paid Putnam $1,768,151 for its sub-advisory services pursuant to the Existing Sub-Adviser Agreement. If the new sub-adviser fees had been in effect during the last fiscal year, assuming the Fund's assets were managed equally by Putnam and Jennison, Putnam and Jennison would have received $1,075,891 and $905,206, respectively, representing a total increase of $212,946, or 12.04%, from the fees that were actually paid to Putnam in 2002. Based on the Fund's net assets at January 1, 2003 of approximately $375,958,982, the aggregate sub-adviser fees paid by AFIMS in 2003 would increase from $1,414,897 to $1,490,850, an increase of $75,959, or 5.37%.

For its services under the New Sub-Adviser Agreement, Jennison will be paid by AFIMS a fee computed daily and paid quarterly at an annual rate based on the average daily net assets of the Fund as set forth below. The Trustees believe the fee under the New Sub-Adviser Agreement provides an effective means of compensating Jennison for its investment advisory services.

                          Sub-advisory Fees to Jennison
                          -----------------------------

                   Assets                                Rate
                   ------                                ----

                   First $300 Million ..............     0.35%
                   Next $200 Million ...............     0.30%
                   Over $500 Million ...............     0.25%

The New Sub-Adviser Agreement provides that Jennison, as Sub-Adviser, in return for its fees, will manage the investment and reinvestment of assets of the Fund subject to the control and supervision of the Board of Trustees and in accordance with the investment objective and policies of the Fund set forth in the Trust's current registration statement and any other policies established by the Board of Trustees or AFIMS. In this regard, it is the responsibility of Jennison to make investment decisions for the Fund and to place the Fund's purchase and sale orders for investment securities. The New Sub-Adviser Agreement states that Jennison will provide at its expense all necessary investment, management and administrative facilities needed to carry out its duties under the New Sub-Adviser Agreement, but excluding brokerage expenses and pricing and bookkeeping services.

The New Sub-Adviser Agreement will remain in full force and effect through May 30, 2004 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved annually by the Board of Trustees, or by vote of the holders of a majority of the Fund's outstanding voting securities, and by the vote of a majority of the Trustees who are not "interested persons" of the Trust, AFIMS, the Sub-Advisers, or any other Sub-Adviser to the Trust. The New Sub-Adviser Agreement may be terminated at any time, without payment of any penalty, by AFIMS, subject to the approval of the Trustees, by vote of the Trustees, by vote of a majority of the outstanding voting securities of the Fund, or by Jennison on 60 days' written notice. As required by the 1940 Act, the New Sub-Adviser Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment. It also will terminate in the event that the Management Agreement between the Trust and AFIMS shall have terminated for any reason.

The New Sub-Adviser Agreement provides that, in the absence of (i) willful misfeasance, bad faith or gross negligence on the part of Jennison, or (ii) reckless disregard by Jennison of its obligations and duties under the New Sub-Adviser Agreement, Jennison shall not be liable to the Trust, AFIMS or to any shareholder or creditor of the Trust, for any matter in connection with the performance of any of its services under the New Sub-Adviser Agreement or for any good faith purchase or sale of any investment made by Jennison for the Trust.

In addition to approving the New Sub-Adviser Agreement, the Trustees also approved new principal investment strategies for the Fund to reflect Jennison's investment management style. The strategies available for use by Putnam are not expected to change as a result of Jennison's appointment. In managing the Fund's portfolio, Putnam looks for companies that appear to have favorable long-term growth characteristics, while Jennison seeks common stocks of companies that it believes are poised to achieve and maintain superior earnings growth. The Fund's previous principal investment strategies, reflecting sole management of the Fund by Putnam, were stated in the Fund's prospectus dated May 1, 2002. The new strategies, which became effective April 17, 2003, and the Fund's investment objective, which remains unchanged, are included in the Trust's current prospectus dated May 1, 2003. The new principal investment strategies also are set forth below.

Principal Investment Strategies. To attain its objective, the Fund takes a multi-manager approach whereby two Sub-Advisers independently manage their own portions of the Fund's assets. Putnam Investment Management LLC looks for companies that appear to have favorable long-term growth characteristics. The firm typically invests in stocks of mid- and large-capitalization companies, although it can also make investments in smaller growth companies. Jennison Associates LLC looks for common stocks of predominantly mid- to- large-sized companies that it believes are poised to achieve and maintain superior earnings growth. Both Sub-Advisers will use a fundamental bottom-up approach to selecting stocks for the Fund.

The Sub-Advisers each manage approximately one-half of the Fund assets. At any point, however, the Manager may change the allocation of the Fund's assets between the two Sub-Advisers on a basis determined by the Manager to be in the best interest of shareholders. This means that the portion of assets managed by one Sub-Adviser could be significantly larger than that managed by the other and that the difference in such proportions could change from time to time.

At least 80% of the Fund's assets normally will consist of common stocks. The Fund also may purchase convertible bonds and preferred stocks and warrants. The Fund normally invests substantially all of its investments in equity securities, although it may invest up to 20% in debt securities including up to 15% in "junk bonds". The Fund may invest up to 25% of its assets in foreign securities (not including its investments in ADRs).

                                OTHER INFORMATION

The shares of the Fund may be purchased only by separate accounts ("Separate Accounts") established by Allmerica Financial Life Insurance and Annuity Company ("Allmerica Financial Life") or First Allmerica Financial Life Insurance Company ("First Allmerica") for the purpose of funding variable annuity contracts and variable life insurance policies issued by Allmerica Financial Life or First Allmerica and by qualified pension and retirement plans. Both Allmerica Financial Life and First Allmerica are wholly-owned subsidiaries of Allmerica Financial Corporation ("AFC"), a publicly-traded Delaware holding company for a group of affiliated companies. On April 30, 2003, the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Fund.

Annual Report

The Trust will furnish, without charge, a copy of the most recent Annual Report to the Shareholders of the Fund. Requests should be directed to the Trust at 440 Lincoln Street, Worcester, Massachusetts 01653 or by calling 1-800-533-7881.

Broker Commissions

During the fiscal year ended December 31, 2002, no commissions were paid to brokers affiliated with the Sub-Advisers of the Fund.

Distributor, Administrator

VeraVest Investments, Inc. ("VII"), a wholly-owned subsidiary of AFC, serves as the Distributor for the Trust. VII, AFIMS and AFC are located at 440 Lincoln Street, Worcester, MA 01653. Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, serves as the Trust's administrator, fund accountant and custodian.

May 27, 2003

                                          May 27, 2003



Dear Contract/Policy Owner:

     Jennison Associates LLC ("Jennison") has been hired effective April 17, 2003 as a second Sub-Adviser of the Select Growth Fund (the "Fund") of Allmerica Investment Trust (the "Trust") to serve along with Putnam Investment Management, LLC ("Putnam"). Prior to the appointment of Jennison as a Sub-Adviser of the Fund, Putnam served as sole Sub-Adviser of the Fund. Jennison, a wholly-owned subsidiary of Prudential Financial, Inc., has been managing money since 1969 and had $48 billion in assets under management as of December 31, 2002. Presently, Putnam and Jennison each manage approximately one-half of the Fund's assets. The investment advisory fees charged by the Trust's investment manager, Allmerica Financial Investment Management Services, Inc., to the Fund remain the same.

     Please take a few minutes to read the attached Information Statement. It contains additional information about Jennison, the factors that were considered by management and the Trustees in making the decision to hire Jennison, the terms of the new Sub-Adviser Agreement with Jennison and Jennison's investment strategy.

     This action will not require you to send a proxy and we are not asking you for a proxy. As always, please feel free to contact your financial representative or us with any questions or comments you may have.

                                             Sincerely,

                                             /s/ John P. Kavanaugh

                                             John P. Kavanaugh
                                             President


Enclosure